Exhibit 99.1
Bronco Drilling Company, Inc. Announces Monthly Operating Results
OKLAHOMA CITY, November 16, 2007 (BUSINESS WIRE)—Bronco Drilling Company, Inc., (Nasdaq/GM:BRNC), announced today operational results for the month ended and as of October 31, 2007.
Utilization for the Company’s drilling fleet was 75% for the month of October compared to 74% for the previous month and 76% for the third quarter of 2007. The Company had an average of 50 marketed rigs in October compared to 54 in the previous month and 53 for the third quarter of 2007. The average dayrate on operating rigs as of October 31, 2007, was $17,341 compared to $17,234 as of September 30, 2007, and $17,256 for the third quarter of 2007.
Utilization for the Company’s workover fleet was 75% for the month of October compared to 72% for the previous month and 78% for the third quarter of 2007. The Company had an average of 39 marketed workover rigs in October compared to 38 in the previous month and 35 for the third quarter of 2007.
The Company cautions that several factors other than those discussed above may impact the Company’s operating results and that a particular trend regarding the factors above may or may not be indicative of the Company’s current or future financial performance.
About Bronco Drilling
Bronco Drilling Company, Inc. is a publicly held company headquartered in Edmond, Oklahoma, and is a provider of contract land drilling and workover services to oil and natural gas exploration and production companies. Bronco’s common stock is quoted on The NASDAQ Global Market under the symbol “BRNC”. For more information about Bronco Drilling Company, Inc., visit http://www.broncodrill.com.

Bronco Drilling Company, Inc.
Rig Status Report
as of October 31, 2007

							Est. Duration (2)
	Rig No.	Horsepower	Rig Type	Basin	Status (1)	Contract	Days	Date
1	2	400 hp	M	Woodford	O	well to well
2	3	950 hp	M	Arkoma	O	Term	105	2/13/2008
3	4	950 hp	M		I
4	5	650 hp	M	Anadarko	O	well to well
5	6	650 hp	M	Anadarko	O	Term	118	2/26/2008
6	7	650 hp	M		I
7	8	1000 hp	E	Williston	O	Term	19	11/19/2007
8	9	650 hp	M	Arkoma	O	Term	139	3/18/2008
9	10	1000 hp	E	Anadarko	O	well to well
10	11	1000 hp	E	Woodford	O	well to well
11	12	1500 hp	E	Anadarko	O	well to well
12	14	1200 hp	E	Woodford	O	Term	69	1/8/2008
13	15	1200 hp	E	Cotton Valley	O	Term	133	3/12/2008
14	16	1400 hp	E	Anadarko	O	3 wells
15	17	1700 hp	E	Anadarko	O	Term	81	1/20/2008
16	20	1400 hp	E	Cotton Valley	O	well to well
17	21	2000 hp	E	Woodford	O	3 wells
18	22	1000 hp	E	Woodford	O	3 wells
19	23	1000 hp	E	Piceance	O	Term	275	8/1/2008
20	25	1500 hp	E	Woodford	O	2 wells
21	26	1200 hp	E	Anadarko	O	3 wells
22	27	1500 hp	E	Piceance	O	Term	362	10/27/2008
23	28	1200 hp	E	Anadarko	O	3 wells
24	29	1500 hp	E	Woodford	O	3 wells
25	37	1000 hp	M	Cotton Valley	O	Term	61	12/31/2007
26	41	950 hp	M	Anadarko	O	well to well
27	42	650 hp	M	Anadarko	O	well to well
28	43	1000 hp	M	Cotton Valley	O	Term	62	1/1/2008
29	51	850 hp	M	Anadarko	O	well to well
30	52	850 hp	M	Anadarko	O	4 wells
31	53	850 hp	M		I
32	54	850 hp	M	Woodford	O	Term	567	5/20/2009
33	55	1000 hp	M		I
34	56	1100 hp	M		I
35	57	1100 hp	M	Woodford	O	Term	507	3/21/2009
36	58	800 hp	M	Cotton Valley	O	Term	221	6/8/2008
37	59	850 hp	M		I
38	60	850 hp	M		I
39	62	1000 hp	M	Anadarko	O	well to well
40	70	450 hp	M	Anadarko	O	well to well
41	72	750 hp	M	Barnett	O	6 wells
42	75	750 hp	M	Woodford	O	well to well
43	76	700 hp	M		I
44	77	1200 hp	M	Woodford	O	1 well
45	78	1200 hp	M		I
46	91	450 hp	M	Anadarko	O	5 wells
47	92	500 hp	M	Anadarko	O	well to well
48	93	500 hp	M		I
49	97	850 hp	M	Anadarko	O	well to well

M - Mechanical	I - Idle
E - Electric	O - Operating

1	Rigs classified as “operating” are under contract while rigs described as “idle” are not under contract but are being actively marketed and generally ready for service.

2	The estimated contract duration is derived from discussions with our customer regarding their current projection of the days remaining to complete the project.
Changes from the prior month are highlighted.

Cautionary Note Regarding Forward-Looking Statements
The information in this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, comments pertaining to estimated contract duration. Such statements are subject to risks, uncertainties and assumptions, including, but not limited to, early termination by the customer pursuant to the contract or otherwise, cancellation or completion of certain contracts or projects earlier than expected, operating hazards and other factors described in Bronco Drilling Company, Inc’s. Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on March 8, 2007 and other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. Bronco cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.

Contact:	Bob Jarvis
Investor Relations
Bronco Drilling Company
(405) 242-4444 EXT: 102
bjarvis@broncodrill.com

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